Exhibit 3.ii

AMENDED AND RESTATED BY-LAWS
OF
TEKNI-PLEX, INC.

ARTICLE I
SHAREHOLDERS' MEETINGS; VOTING

Section 1.01  Annual Meetings.  An annual meeting of shareholders shall be held for the election of directors on the first Monday in November of each year, if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday, at 10:00 A.M. or at such other time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.02  Special Meetings.  Special meetings of shareholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or the Board of Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of shareholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of shareholders who together own of record at least ten percent (10%) of the outstanding shares of stock entitled to vote at such meeting.

Section 1.03  Notice of Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. The Corporation shall, at the written request of any shareholder, cause such notice to such shareholder to be confirmed to such other address and/or by such other means as such shareholder may reasonably request, provided that if such written request is received after the date any such notice is mailed, such request shall be effective for subsequent notices only.

Section 1.04  Adjournments. Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.05  Quorum. At each meeting of shareholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall constitute a quorum. With respect to any matter on which shareholders vote separately as a class, the holders of a majority of the outstanding shares of such class shall constitute a quorum for a meeting with respect to such matter. Two or more classes or series of stock shall be considered a single class for purposes of determining existence of a quorum for any matter to be acted on if the holders thereof are entitled or required to vote together as a single class at the meeting on such matter. In the absence of a quorum the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.04 of these by-laws until a quorum shall attend.

Section 1.06  Organization. Meetings of shareholders shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.07  Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each shareholder entitled to vote at any meeting of shareholders shall be entitled to one vote for each share of stock held by him that has voting power upon the matter in question. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of shareholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of any class of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors, such election and all other elections and questions shall, unless otherwise provided by law or by the certificate of incorporation or these by-laws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting, voting as a single class.

Section 1.08  Fixing Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.09  List of Shareholders Entitled to Vote. The secretary shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

Section 1.10  Consent of Shareholders in Lieu of Meeting. To the extent provided by any statute at the time in force, whenever the vote of shareholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, by any statute, by the certificate of incorporation or by these bylaws, the meeting and prior notice thereof and vote of shareholders may be dispensed with if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to such corporate action without a meeting by less than unanimous written consent and notice thereof shall be given to those shareholders who have not consented in writing.

ARTICLE II
BOARD OF DIRECTORS

Section 2.01  Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The number of Directors which shall constitute the whole Board of Directors shall not be less than one (1) nor more than nine (9). Within such limits, the number of directors may be fixed from time to time by vote of the shareholders, or of the Board of Directors, at any regular or special meeting, subject to the provisions of the certificate of incorporation.

Section 2.02  Election; Term of Office; Resignation; Removal; Vacancies; Special Elections. Except as otherwise provided in this Section 2.02, the directors shall be elected annually at the annual meeting of the shareholders. Each director (whenever elected) shall hold office until the annual meeting of shareholders or any special meeting of shareholders called to elect directors next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal, except as provided in the certificate of incorporation. Any director may resign at any time upon written notice to the Board of Directors, Chairman of the Board, Chief Executive officer or President of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director may be removed with or without cause at any time upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such director, given at a special meeting of such shareholders called for the purpose. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies may be filled by a majority of the directors then in office, though less than a quorum; provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series shall be filled by a majority of the directors elected by such class or classes or series thereof then in office though less than a quorum or by a sole remaining director so elected. Any such vacancies or newly created directorships may also be filled upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of directors, given at a special meeting of the shareholders called for the purpose.

Section 2.03  Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2.04  Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, Chief Executive officer, President or any two directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

Section 2.05  Telephonic Meetings Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, any member of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.06  Quorum; Vote Required for Action. At all meetings of the Board of Directors the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of at least a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute and shall be the act of the Board unless the certificate of incorporation or these by-laws shall otherwise provide. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

Section 2.07  Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in his absence by the Chief Executive Officer or President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.08  Action by Directors Without a Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consents thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III
COMMITTEES

Section 3.01  Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board, and unless otherwise restricted by the certificate of incorporation or these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, to the full extent permitted by law.

Section 3.02  Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, the entire authorized number of members or such committee shall constitute a quorum for the transaction of business, the vote of all such members present at a meeting shall be the act of such committee, and in other respects each committee shall conduct its business pursuant to Article II of these by-laws.

ARTICLE IV
OFFICERS

Section 4.01  Election and Appointment. The elected officers of the Corporation shall consist of a Chief Executive Officer, a President, a Secretary and such other elected officers as shall from time to time be designated and elected by the Board of Directors. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members to preside at meetings of the Board of Directors and the Executive Committee, if any, and with such other authority as the Board of Directors may determine. The Board or the Chief Executive Officer may also appoint, or provide for the appointment of, Vice Presidents and such other officers, employees and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. Any number of offices may be held by the same person.

Section 4.02  Duties of Chief Executive Officer. The Chief Executive Officer of the Corporation shall preside at all meetings of stockholders and, subject to the control of the Board, shall have such authority as is customary for the chief executive officer of an enterprise similar to the Corporation, general authority to execute any and all documents in the name of the Corporation and responsibility for the operation and management of the business and affairs of the Corporation, including, without limitation, the right to hire and terminate employees of the Corporation. In the absence of the Chief Executive Officer, his duties shall be performed and his powers may be exercised by the President or by such other officer as shall be designated either by the Chief Executive Officer in writing or (failing such designation) by the Board of Directors.

Section 4.03  Duties of President. The President of the Corporation shall, subject to control of the Board and the control and direction of the Chief Executive Officer, be the chief operating officer of the Corporation.

Section 4.04  Duties of Other Officers. The other officers of the Corporation shall have such powers and duties not inconsistent with these by-laws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign, to one or more of the officers of the Corporation, the duty to record the proceedings of the meetings of the stockholders and the Board of Directors in a book to be kept for that purpose.

Section 4.05  Term of Office and Vacancies. So far as practicable, the elected officers shall be elected by the Board as provided in Section 4.01 and, subject to Section 4.06 and such officer's rights under any contract of employment, shall serve at the pleasure of the Board. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor. Appointed officers shall hold office at the pleasure of the Board and the Chief Executive Officer. Any officer may resign by written notice to the Corporation.

Section 4.06  Removal of Elected Officers. Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors.

ARTICLE V
STOCK

Section 5.01  Certificates. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, Chief Executive Officer, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by him in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.02  Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI
MISCELLANEOUS

Section 6.01  Seal. The Corporation may have a corporate seal, which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.02  Waiver of Notice of Meetings of Shareholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

Section 6.03  Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.04  Dividends. Dividends upon the stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, bonds, in property, or in shares of stock, subject to the provisions of the Certificate of Incorporation.

Section 6.05  Reserves. Before the payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 6.06  Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.07  Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 6.08  Offices. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE VII
AMENDMENTS

Section 7.01  Amendments. These by-laws may be altered, amended or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment or repeal be contained in the notice of such special meeting.

ARTICLE VIII
INDEMNIFICATION

Section 8.01  Indemnification.

(a)  Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or serves or served any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.01(c), the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

(b)  Prepayment of Expenses.  Subject to the following sentence, the Corporation shall pay any expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such Covered Person to repay all amounts advanced if it shall ultimately be determined that the Covered Person is not entitled to be indemnified by the Corporation under this Article VIII or otherwise.  The Corporation may, by action of its Board of Directors, provide for the payment of such expenses incurred by persons who are Covered Persons solely by virtue of their being employees or agents as it deems appropriate.

(c)  Claims.  If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

(d)  Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article VIII shall not be deemed exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of the Corporation’s certificate of incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise.  All rights to indemnification and to the advancement of expenses under this Article shall be deemed to be provided by a contract between the Corporation and the director, officer, employee or agent who serves in such capacity at any time while these By-Laws and any other relevant provisions of the Delaware General Corporation Law and any other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

(e)  Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

(f)  Amendment or Repeal.  Any amendment or repeal of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

(g)  For purposes of this Article VIII, references to “the Corporation” shall be deemed to include any subsidiary of the Corporation now or hereafter organized under the laws of the State of Delaware.